EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ramtron International Corporation:

We consent to the incorporation by reference in the following registration statements of Ramtron International Corporation of our report dated
February 12, 2007, with respect to the consolidated balance sheets of Ramtron International Corporation as of December 31, 2006 and 2005, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, which report appears in the December 31, 2006 annual report on Form 10-K of Ramtron International Corporation.

Form     Registration Statement       Description
----     ----------------------       ---------------------------------
S-8            333-12265              Stock Option Plan
S-8            333-33554              Stock Option Plan
S-8            333-60594              Stock Option Plan
S-8            333-66252              Stock Option Plan
S-3            333-128653             Acquisition of Goal Semiconductor, Inc.
S-3            333-87404              Debenture warrants and other warrants
S-8            333-133760             Stock Option Plan
S-3            333-139478             Resale Registration

Our report on the consolidated financial statements referred to above refers to Ramtron International Corporation's adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006.

                                        /s/ KPMG LLP
                                        -------------
                                        KPMG LLP
Denver, Colorado
February 12, 2007
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